                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K dated April 22, 2002, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-73656). It should be noted that we have not audited any financial statements of the company subsequent to March 31, 2002, or performed any audit procedures subsequent to the date of our report.



                                             ARTHUR ANDERSEN LLP



Roseland, New Jersey
June 7, 2002